UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2008

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20292	13-3667696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 8, 2008, Ampex Corporation (the “Company”) announced that it has informed The Nasdaq Stock Market (“Nasdaq”) that the Company no longer wishes to appeal Nasdaq’s determination to delist the Company’s Class A Common Stock (“Common Stock”) from Nasdaq. Accordingly, the Common Stock will be delisted from Nasdaq, effective as of the open of business on Thursday, May 8, 2008.

As previously reported in the Company’s Form 8-K dated April 11, 2008, the staff of Nasdaq’s Listing Qualifications Department determined, using its discretionary authority under Marketplace Rule 4300 and IM-4300, that the Common Stock would be delisted from Nasdaq, and a Form 25-NSE would be filed with the Commission to deregister the Common Stock, unless the Company appealed Nasdaq’s determination. Nasdaq’s determination to delist the Common Stock was based on the Company’s filing of a voluntary petition for relief under chapter 11 of the U.S. Bankruptcy Code on March 30, 2008, associated public interest concerns raised by it, concerns regarding the residual equity interests of the Company’s existing Common Stockholders and the Company’s ability to sustain compliance with all of Nasdaq’s continued listing requirements.

The Company requested a hearing to appeal the determination, but subsequently notified Nasdaq of its decision to withdraw its request. Accordingly, on May 6, 2008, Nasdaq’s Office of General Counsel, Hearings, informed the Company that it had received the Company’s withdrawal request, and that the Common Stock would be delisted on May 8, 2008. A copy of the Company’s press release is attached to this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Ampex Corporation dated May 8, 2008.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPEX CORPORATION

By:	/s/ Joel D. Talcott
Joel D. Talcott
Vice President and Secretary

Date: May 8, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press Release of Ampex Corporation dated May 8, 2008.

*	Filed herewith.